EXHIBIT 23.03(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in a Registration Statement on Form S-1 of our report dated March 10, 2008 relating to the consolidated statement of assets and liabilities, including the condensed schedule of investments, as of December 31, 2007 of Millburn International (Cayman) Limited, appearing in the Prospectus of Global Macro Trust which is part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche

Grand Cayman, Cayman Islands

November 21, 2008